Exhibit 99.1

Ballantyne Strong to Present at the ThinkEquity Conference

Charlotte, NC – October 24, 2022 – Ballantyne Strong, Inc. (NYSE American: BTN) (the “Company”) today announced that management will present at The ThinkEquity Conference at the Mandarin Oriental Hotel in New York City on Wednesday, October 26, 2022.

Management will give a Company presentation.

Investors interested in attending the conference can sign up via the conference portal.

About Ballantyne Strong, Inc.

Ballantyne Strong, Inc. (www.ballantynestrong.com) is a diversified holding company with operations and holdings across a broad range of industries. The Company’s Strong Entertainment segment is the largest premium screen supplier in North America, provides technical support services and related products and services to the cinema exhibition industry, and recently launched its studio operations to produce content for streaming and other entertainment outlets. Ballantyne holds equity stakes in Firefly Systems, Inc., GreenFirst Forest Products Inc., and FG Financial Group, Inc., as well as real estate through its Digital Ignition operating business.

Investor Relations Contacts

Mark Roberson	John Nesbett / Jennifer Belodeau
Ballantyne Strong, Inc. - Chief Executive Officer	IMS Investor Relations
(704) 994-8279	(203) 972-9200
IR@btn-inc.com	jnesbett@institutionalms.com